  Exhibit 99.02

Global Digital Solutions, Inc., Announces Closing of HarmAlarm Acquisition

West Palm Beach, FL, March 4, 2019--Global Digital Solutions, Inc. (OTC: GDSI), a company that is positioning itself as a leader in comprehensive security and technology solutions, has announced that it has closed on the purchase of substantially all of the assets of HarmAlarm, a company specializing in patented Aviation Technology.

William J. Delgado, GDSI’s CEO, commented, “We are very excited to announce this closing. I am very happy to begin building this company and supporting Gary and Bob in this new chapter for GDSI and HA.”

The companies have agreed on a strategic plan in which HarmAlarm would be acquired by GDSI to license the patent-protected Precision Approach Landing System (PALS) to the general aviation industry, encompassing major aircraft manufacturers globally. Upon completion of the acquisition, GDSI will form a new subsidiary, GDSI Aviation Solutions, led by Gary Ball.

Gary Ball, the inventor of PALS, added, “My team at HA is excited to begin testing and ultimate deployment of our patented technology to the General Aviation marketplace. I look forward to working with Bill and his team as we launch this exciting new technology.”

About Global Digital Solutions, Inc.
Global Digital Solutions, Inc. (OTC: GDSI), a company that is positioning itself as a leader in comprehensive security and technology solutions, continues to enhance shareholder value in these areas. In addition to our acquisition strategy, the Company has initiated a lawsuit for damages against Grupo Rontan Metalurgica, S.A. (“Rontan”), and that company’s controlling shareholders, Joao Alberto Bolzan and Jose Carlos Bolzan. The Company has engaged the law firm Boies Schiller Flexner LLP to represent it in this action. The case will be handled by William Isaacson, of the firm’s Washington office, and Carlos Sires, of the firm’s Fort Lauderdale office (their professional profiles are available at https://bsfllp.com/lawyers). The action has been filed in the United States District Court for the Southern District of Florida. The complaint alleges that Rontan is wholly owned by Joao Bolzan and Jose Bolzan. It is one of the world’s largest manufacturers of original equipment for specialty vehicles for emergency management, first responders, national security, and law enforcement operations. The company also acquired NACSV, a supplier of Mobile Command Centers to military, law enforcement, and first responders. For more information about GDSI, visit http://www.gdsi.co.

About HarmAlarm and Gary Ball

Mr. Ball formed HarmAlarm in 2002 as a private Texas company to pursue infrared commercial applications as a restricted “dual use” of infrared technology, a US Government restricted technology. This last effort was the genesis of PALS. Mr. Ball’s long history working on Enhanced Vision System (EVS) provided insight into PALS. PALS will satisfy the present need for an affordable, robust, precision, low-visibility landing aid for general aviation. The precision and robustness of PALS has generated a host of new applications, mainly through “landing trajectory” optimization, which improves the safety margin against weather-related hazardous conditions, such as wind shear, wake turbulence, and icing, as well as low ceilings and fog.

Gary Ball received a BSEE and an MSEE from California State University at Long Beach. Mr. Ball’s long career in Aerospace has included design engineering, line management, and senior business development positions at Ford Aeronutronic, Northrop, and Hughes Aircraft. At HAC, Mr. Ball took the program lead on the acquisition of the Thermal Imaging Navigation Set (TINS) for the USN F-18. Upon award of the contract, Mr. Ball was asked to investigate the potential commercial applications of TINS. This effort was designated CLAS (Commercial Landing Aid System) and eventually evolved into Enhanced Vision System. Gulfstream received type certification from the FAA in 2000 for this system. EVS was acquired by GAC under a previous License Agreement from Infrared Systems International (ISI), which was the manufacturer for many years. Gary Ball remained CEO of ISI until it was sold.

Forward-Looking Statements
This press release contains “forward-looking statements.” The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements include information regarding moving forward with the Company’s global growth strategy. The statements are based upon current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or other factors, except as required by law.  We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as guarantees of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Important factors that could cause such differences include, but are not limited to, the risk factors and other information set forth in the Company’s Annual Report on Form 10-K, filed on March 30, 2015, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:
William Delgado
775-443-4740
info@gdsi.co